UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant    [x]    Filed by a Party other than the Registrant    [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12
PETROQUEST ENERGY, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PETROQUEST ENERGY, INC.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
SUPPLEMENT TO PROXY STATEMENT

On April 5, 2018, PetroQuest Energy, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission relating to the Company’s 2018 annual meeting of stockholders to be convened on Wednesday, May 16, 2018 at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 1100 Camellia Boulevard, Lafayette, Louisiana 70508 (the “Meeting”).
As previously disclosed in the Proxy Statement, on March 27, 2018 the Company’s Board of Directors adopted the Amended and Restated PetroQuest Energy, Inc. 2016 Long Term Incentive Plan (the “Incentive Plan”), subject to approval by the majority of the Company’s stockholders, effective May 16, 2018, and directed that the Incentive Plan be submitted to you, the stockholders, for your approval at the Meeting.
After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the proposal to approve the Incentive Plan (Proposal 2) received an unfavorable recommendation as determined by ISS. On May 1, 2018, after consideration of the ISS recommendation, the Company’s Board of Directors revised Section 5.6 of the Incentive Plan to clarify the minimum vesting period applicable to all awards under the Incentive Plan (the “Amendment”). A copy of the Amendment is attached as Annex A hereto.
There are no other changes to the Incentive Plan as described in the Proxy Statement.
The Company’s Board of Directors recommends that you vote “FOR” the adoption of the Incentive Plan, as amended by the Amendment.
If you have voted and do not wish to change your vote, you do not need to do anything. If you have voted and would like to change your vote on any matter, you may revoke or change a previously delivered proxy at any time before the Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the Meeting, as further described in the Proxy Statement.
This Supplement to the Proxy Statement is first being released to stockholders on or about May 1, 2018, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.
By order of the Board of Directors,

/s/ Edward E. Abels, Jr.
Executive Vice President – General Counsel and Secretary
Lafayette, Louisiana
May 1, 2018

ANNEX A
AMENDMENT TO THE
AMENDED AND RESTATED
PETROQUEST ENERGY, INC.
2016 LONG TERM INCENTIVE PLAN

Section 5.6 of the Amended and Restated PetroQuest Energy, Inc. 2016 Long Term Incentive Plan shall be amended as follows:
“5.6     Minimum Vesting Periods
All Awards shall have a minimum of a one (1) year of Service vesting period for exercise and/or payment whether based on the Participant’s provision of Services or performance criteria; provided however, that the Committee in its discretion may provide that such minimum one (1) year period may lapse or be waived in connection with or following a Participant’s death, Disability or termination of service, and provided further that with respect to Director Awards such minimum vesting shall be the earlier of one (1) year of Service or the date of Company’s next annual stockholders’ meeting following the date of the grant of the Award.”

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